UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): June 7, 2006

NORTH PITTSBURGH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

0-13716	25-1485389
(Commission File Number)	(IRS Employer Identification No.)

4008 Gibsonia Road Gibsonia, PA	15044-9311
(Address of principal executive offices)	(Zip Code)

(724) 443-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

North Pittsburgh Systems, Inc. (the Company) has been made aware that the Federal Communications Commission (FCC) approved the National Exchange Carrier Association’s (NECA) proposed modifications to average schedule formulas for the settlement pooling process for interstate services to be provided during the period July 1, 2006 through June 30, 2007. As noted in the “Risk Factors” section of Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the “Regulatory Environment – North Pittsburgh’s Interstate Revenue Requirement” section of Item 2 in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, NECA not only proposed changes to the average schedule formulas based on the normal projected changes in cost and demand data but also proposed some structural changes to the formulas. Please refer to the Company’s above-mentioned Annual Report and Quarterly Report for a more detailed description of North Pittsburgh Telephone Company’s participation in the interstate tariff and settlement pooling process that is administered by NECA and the related NECA-proposed changes in the fiscal July 1, 2006 through June 30, 2007 average schedule formulas.

The FCC on May 30, 2006 released an Order accepting the average schedule formulas proposed by NECA for the July 1, 2006 through June 30, 2007 period. The FCC also approved NECA’s proposed transition plan for a two-year phase in of the reduction in settlements resulting from the structural changes in the formulas. The Company estimates that if the new formulas were fully implemented on July 1, 2006, they would reduce the Company’s pool settlement income by approximately $200,000 per month (or approximately $2,400,000 annually). The estimated $200,000 per month reduction would consist of two elements, an approximate $60,000 per month decrease related to the normal changes in the year-over-year overall average schedule formulas and an approximate $140,000 per month decrease related to the structural changes to the formulas (estimated on the basis of demand data for the month of March 2006). However, the FCC-approved transition plan included in the NECA filing provides that the estimated $140,000 per month decrease related to the structural changes will not be recognized immediately; rather, the reduction will be phased in ratably over a twenty-four month period of time. The $140,000 transition amount quoted above is currently only an estimate, because the final amount will be calculated by NECA at the time of the transition.

The information in this Current Report on Form 8-K is furnished pursuant to Item 8.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North Pittsburgh Systems, Inc.
(Registrant)

Date: June 7, 2006	/s/ H. R. Brown
H. R. Brown, President and Chief Executive Officer